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                         [O'MELVENY & MYERS LETTERHEAD]

                                      November
                                      14th
                                      1994

International Rectifier Corporation
233 Kansas Street
El Segundo, California 90245

Ladies and Gentlemen:

    At your request we have examined the Registration Statement on Form S-3 (Registration No. 33-56245) filed by you on October 28, 1994 (the "Registration Statement") with the Securities and Exchange Commission. The Registration Statement was filed in connection with the registration under the Securities Act of 1933, as amended, of 4,500,000 shares of your Common Stock, $1.00 par value per share ("Common Stock"), of which 3,600,000 shares will initially be sold by you to Lehman Brothers Inc., Kidder, Peabody & Co. Incorporated, Montgomery Securities, PaineWebber Incorporated, Smith Barney Inc. and certain other underwriters named therein for offering in the United States and Canada (the "U.S. Underwriters"), and 900,000 shares will initially be sold by you to Lehman Brothers International (Europe), Kidder, Peabody International PLC, Montgomery Securities, PaineWebber International (U.K.) Ltd., Smith Barney Inc. and certain other underwriters named therein (with the U.S. Underwriters, the "Underwriters") for offering outside the United States and Canada; an additional 675,000 shares may be sold to the Underwriters upon exercise of an over-allotment option (all of such shares of Common Stock to be sold by you referred to as the "Securities").

    We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by you in connection with the authorization and proposed issuance and sale of the Securities.

    It is our opinion that, subject to the Registration Statement becoming effective and to said proceedings being duly taken and completed by you as now contemplated by us as your counsel prior to the issuance of the Securities, upon the issuance and sale by you of the Securities in the manner contemplated by the Registration Statement, the Securities will be legally and validly issued, fully paid and nonassessable securities of International Rectifier Corporation.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectuses which are a part of the Registration Statement under the caption "Legal Opinions."

                                          Respectfully submitted,
                                          O'MELVENY & MYERS

                                   Exhibit 5